EXHIBIT 99.2
                                                               ------------



     CONDENSED PRO FORMA COMBINED FINANCIAL INFORMATION


     The following condensed pro forma combined balance sheet and condensed pro forma combined statement of operations collectively, the "Pro Forma Financial Statements" were prepared by Ambassadors International, Inc. ("Ambassadors") to illustrate the estimated effects of the business combination to be accounted for as a purchase under generally accepted accounting principles. Accordingly, the financial information of Ambassadors and Rogal America, Co.
     ("Rogal") has been combined as if the acquisition occurred on January 1, 1997 for purposes of the condensed pro forma combined statement of operations, and as of December 31, 1997, for purposes of the condensed pro forma combined balance sheet. There are no differences between Ambassadors' and Rogal's accounting policies which are expected to have a material impact on the pro forma combined financial statements. The Pro Forma Financial Statements do not purport to represent what the combined financial position or results of operations would have been if the combination had occurred at the beginning of the period or to project the combined financial position or results of operations for any future date or period.

     The Pro Forma Financial Statements should be read in conjunction with the historical consolidated financial statements, including the notes thereto, of Ambassadors, which are included in Ambassadors' Form 10-K for the year ended December 31, 1997 and of Rogal, which are included elsewhere in this document.

     The Pro Forma Financial Statements are presented utilizing the purchase method of accounting whereby the excess of the total purchase price over the fair value of the assets acquired and liabilities assumed of Rogal is recorded as goodwill. The combined pro forma results of operations presented herein are not necessarily indicative of the future results of operations.

     Condensed Pro Forma Combined Balance Sheet
     December 31, 1997

                                           Ambassadors  Rogal        Pro Forma        Pro Forma
                                           Historical   Historical   Adjustments      Combined
                                           -----------  -----------  -----------      -----------
      ASSETS:
        Current assets:
          Cash and cash equivalents        $22,870,546  $   270,636  $(6,375,482) (A) $16,765,700
          Restricted cash                      125,000           --           --          125,000
          Accounts receivable                1,753,369      870,819     (870,819) (B)   1,753,369
          Inventory                             76,033           --           --           76,033
          Prepaid program costs and
            expenses                         2,004,995       62,738           --        2,067,733
          Deferred income taxes                 31,229           --           --           31,229
          Other assets                         422,096           --           --          422,096
                                           -----------  -----------  -----------      -----------
                Total current assets        27,283,268    1,204,193   (7,246,301)      21,241,160

        Property and equipment, net          2,148,305      311,408           --        2,459,713
        Other investments                      462,500           --           --          462,500
        Goodwill                             4,247,219           --    8,544,696  (C)  12,791,915
        Covenant-not-to-compete                195,515           --           --          195,515
        Other assets                            85,573       34,436           --          120,009
        Deferred income taxes                   26,608           --           --           26,608
                                           -----------  -----------  -----------      -----------
                Total assets               $34,448,988  $ 1,550,037  $ 1,298,395      $37,297,420
                                           ===========  ===========  ===========      ===========
      LIABILITIES AND SHAREHOLDERS'
        EQUITY:
          Current liabilities:
            Accounts payable               $ 1,616,120  $    80,262  $   (80,262) (B) $ 1,616,120
            Accrued expenses                   724,008      309,143     (309,143) (B)     724,008
            Participants' deposits           7,397,924      395,154           --        7,793,078
            Customer advances                  980,834           --           --          980,834
            Notes payable, current
              portion                          171,241       22,832           --          194,073
            Unrealized loss on foreign
            currency exchange contracts        674,625           --           --          674,625
                                           -----------  -----------  -----------      -----------
                Total current liabilities   11,564,752      807,391     (389,405)      11,982,738

        Notes payable due after one year       328,696       30,446           --          359,142
                                           -----------  -----------  -----------      -----------
                Total liabilities           11,893,448      837,837     (389,405)      12,341,880
                                           -----------  -----------  -----------      -----------
      SHAREHOLDERS' EQUITY:
        Common stock                            67,682        5,412       (4,010) (A)      69,084
        Additional paid-in capital          13,760,963           --    2,398,598  (A)  16,159,561
        Retained earnings                    8,726,895      706,788     (706,788)       8,726,895
                                           -----------  -----------  -----------      -----------
                Total shareholders'
                  equity                    22,555,540      712,200    1,687,800       24,955,540
                                           -----------  -----------  -----------      -----------
                Total liabilities and
                  shareholders' equity     $34,448,988  $ 1,550,037  $ 1,298,395      $37,297,420
                                           ===========  ===========  ===========      ===========

     The accompanying notes are an integral part of this condensed pro forma combined balance sheet.

     NOTES TO CONDENSED PRO FORMA COMBINED BALANCE SHEET

     The following adjustments were made to reflect the combination of Ambassadors and Rogal America, Co. as if it occurred December 31, 1997:


     (A) Certain assets were acquired and liabilities were assumed of Rogal America, Co. for a total purchase price of $6,500,000 cash and 140,187 shares of common stock. The fair value of the common stock was determined to be $2,400,000 by an independent valuation. The value represented a 20% discount from the quoted market price on February 5, 1998 due to the restricted nature of the stock.

     (B) These assets and liabilities of Rogal were not acquired by Ambassadors.

     (C) Goodwill was recorded for the excess of the purchase price over the fair value of the assets acquired and liabilities assumed of Rogal America, Co. as follows:

           Total purchase price                        $8,900,000
           Fair value of assets acquired                 (803,736)
           Fair value of liabilities assumed              448,432
                                                       ----------
                                                       $8,544,696
                                                       ==========

     Condensed Pro Forma Combined Statement of Income for the year ended December 31, 1997


                                           Ambassadors  Rogal        Pro Forma        Pro Forma
                                           Historical   Historical   Adjustments      Combined
                                           -----------  -----------  -----------      -----------
      Revenue                              $26,540,897  $ 6,905,066  $        --      $33,445,963
                                           -----------  -----------  -----------      -----------
      Operating expenses:
        Selling and tour promotion           9,825,916    2,216,888           --       12,042,804
        General and administrative           8,210,378    2,870,719      427,235 (A)   11,508,332
                                           -----------  -----------  -----------      -----------
                                            18,036,294    5,087,607      427,235       23,551,136
                                           -----------  -----------  -----------      -----------
      Operating income                       8,504,603    1,817,459     (427,235)       9,894,827
                                           -----------  -----------  -----------      -----------
      Other income (expense):
        Interest expense                        (9,535)     (20,976)          --          (30,511)
        Interest and dividend income         1,588,408       16,824           --        1,605,232
        Realized and unrealized loss
          on investments                    (1,101,526)          --           --       (1,101,526)
        Other, net                                 647     (110,845)          --         (110,198)
                                           -----------  -----------  -----------      -----------
                                               477,994     (114,997)          --          362,997
                                           -----------  -----------  -----------      -----------
      Income before income taxes             8,982,597    1,702,462     (427,235)      10,257,824
      Income tax provision                   3,345,465           --      433,577        3,779,042
                                           -----------  -----------  -----------      -----------
      Net income                           $ 5,637,132  $ 1,702,462  $  (860,812)(B)  $ 6,478,782
                                           ===========  ===========  ===========      ===========

      Net income per share - basic         $      0.83  $      0.25                   $      0.94
                                           ===========  ===========                   ===========
      Shares used in pro forma
        calculation - basic                  6,759,541    6,759,541                     6,899,728
                                           ===========  ===========                   ===========

      The accompanying notes are an integral part of this condensed pro forma combined statement of operations.

     NOTE TO CONDENSED PRO FORMA STATEMENT OF OPERATIONS

     The following adjustments were made to reflect the combination of Ambassadors and Rogal America, Co. as if it occurred on January 1, 1997. The combined pro forma results of operations presented herein are not necessarily indicative of the future results of operations of the combined companies.

     (A) The amortization of goodwill associated with the Rogal business combination on a straight-line basis over 20 years.

     (B) Rogal was an S Corporation for federal income tax purposes. Therefore, for the year ended December 31, 1997, federal income taxes were paid by the shareholder and not recorded on the Rogal statement of income. A pro forma adjustment was made to record federal income tax provision at the statutory corporate income tax rate for the Rogal historical income and the effect of the goodwill amortization.

     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                       AMBASSADORS INTERNATIONAL, INC.


     Date: April 1, 1998               /s/John A. Ueberroth
                                       -----------------------------------
                                       John A. Ueberroth, President